EXHIBIT 23


CONSENT OF INDEPENDENT AUDITORS
-------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-50082) pertaining to Bandag, Incorporated Stock Award Plan of our report dated January 24, 2003, except as to Note 19 as to which the date is March 19, 2003, with respect to the consolidated financial statements and schedule of Bandag, Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


Ernst & Young LLP
Chicago, IL
March 21, 2003

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